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                                                                    EXHIBIT 23.1

                   REPORT ON FINANCIAL STATEMENT SCHEDULE AND
                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wired Ventures, Inc.

     The audits referred to in our report dated May 24, 1996 included the related financial statement schedule for each of the years in the three-year period ended December 31, 1995, included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                            KPMG PEAT MARWICK LLP

San Francisco, California
May 30, 1996